Exhibit 15.5

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Shell Company Report on Form 20-F of Hotel101 Global Holdings Corp. of our report dated March 5, 2025 relating to the financial statements of JVSPAC Acquisition Corp. appearing in the Registration Statement on Form F-4 (File No. 333-287130) of Hotel101 Global Holdings Corp. We also consent to the reference to us under the heading “Statement by Experts” in such Shell Company Report on Form 20-F.

/s/ Marcum Asia CPAs LLP

New York, NY
July 7, 2025